EXHIBIT 99.06

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2006

BANK OF THE CAROLINAS

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	34903-8	56-2087402
(State or other jurisdiction of incorporation)	(FDIC Ins. Cert. Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

On April 24, 2006, Bank of the Carolinas issued a news release announcing the results of operations for the three months ended March 31, 2006. A copy of the news release is being furnished as Exhibit 99.1 to this Report.

Item 8.01 Other Events

Item 7.01. Regulation FD Disclosure

On April 24, 2006, Bank of the Carolinas (the “Bank”) announced that its Board of Directors has approved the formation of a bank holding company for the Bank. The proposed reorganization will be effected through a share exchange in which each of the Bank’s shareholders will receive one share of common stock of Bank of the Carolinas Corporation (“BankCorp”) in exchange for each of their shares of the Bank’s common stock. BankCorp is a new corporation that is being organized by the Bank for purposes of the reorganization. The Bank’s current directors will serve as the directors of BankCorp.

Following the reorganization, the Bank’s shareholders will be shareholders of BankCorp, and BankCorp will be the Bank’s parent company. The Bank will continue to exist as a North Carolina bank and be managed by its current Board of Directors and officers, and it will continue in the same business in which it presently is engaged.

Completion of the reorganization is subject to approval by the Bank’s shareholders and banking regulators. A proposal to approve the reorganization will be submitted for a vote by the Bank’s shareholders at the Bank’s annual meeting to be held on May 25, 2006. Subject to receipt of all required approvals, the Bank currently expects that the reorganization will be completed during the third quarter of 2006.

A copy of the Bank’s press release announcing the proposed reorganization is attached as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibit is being furnished with this Report:

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated April 24, 2006

Disclosures About Forward Looking Statements

Statements in this Report and exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-KSB and in other documents filed by us with the Federal Deposit Insurance Corporation from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, actions of government regulators, the level of market interest rates, the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking market, the level of market interest rates, general economic conditions, and other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS
(Registrant)

Date: April 24, 2006	By:	/S/ Eric E. Rhodes
Eric E. Rhodes
Chief Financial Officer

PRESS RELEASE

For Immediate Release

Bank of the Carolinas Reports Increased First Quarter Earnings

and Formation of Bank Holding Company

MOCKSVILLE, NORTH CAROLINA, April 24, 2006 — Bank of the Carolinas (NASDAQ Capital Market: BCAR), today reported financial results for the three months ended March 31, 2006.

For the three month period ended March 31, 2006, the Bank reported net income of $804,000, an increase of 78.7% when compared to $450,000 reported in the first quarter of 2005. Diluted earnings per share increased to $0.20 for the first quarter, an 81.8% increase when compared to $0.11 reported for the same period of 2005.

Total assets at March 31, 2006 were to $393.7 million, an increase of 27.0% when compared to the March 31, 2005 amount of $310.0 million. Net loans increased 24.8% over the prior year to $307.2 million, while deposits grew to $332.4 million, a 35.2% increase over the prior year. The allowance for loan losses was 1.10% of total loans as of March 31, 2006, and net charge-offs for the quarter were 0.03% of average loans outstanding on an annualized basis.

The Bank also announced today that its Board of Directors has approved the formation of a bank holding company for the Bank. The proposed reorganization will be effected through a share exchange in which each of the Bank’s shareholders will receive one share of common stock of Bank of the Carolinas Corporation (“BankCorp”) in exchange for each of their shares of the Bank’s common stock. BankCorp is a new corporation that is being organized by the Bank for purposes of the reorganization. The Bank’s current directors will serve as the directors of BankCorp.

Following the reorganization, the Bank’s shareholders will be shareholders of the new holding company, and the holding company will be the Bank’s parent company. The Bank will continue to exist as a North Carolina bank and be managed by its current Board of Directors and officers, and it will continue in the same business in which it presently is engaged.

Completion of the reorganization is subject to approval by the Bank’s shareholders and banking regulators. A proposal to approve the reorganization will be submitted for a vote by the shareholders at the Bank’s annual meeting to be held on May 25, 2006. Subject to receipt of all required approvals, it is currently expected that the reorganization will be completed during the third quarter of 2006.

Bank of the Carolinas is a state chartered bank headquartered in Mocksville, NC with offices in Advance, Asheboro, Carthage, Cleveland, Harrisburg, King, Landis, and Lexington. Common stock of the Bank is traded on the NASDAQ Capital Market under the symbol BCAR.

For further information contact:

Eric E. Rhodes

Chief Financial Officer

Bank of the Carolinas

(336) 751-5755

Proxy Statement

The Bank has filed a proxy statement with the Federal Deposit Insurance Corporation (FDIC) in connection with the proposed share exchange. SHAREHOLDERS OF THE BANK ARE URGED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE BANK, BANKCORP, AND THE SHARE EXCHANGE. The proxy statement and other relevant materials, and any other documents filed by the Bank with the FDIC, may be obtained by writing the FDIC’s Accounting and Securities Disclosure Section at 550 17th Street, N.W., Room F-6043, Washington, DC 20429, by calling the FDIC at (202) 898-8908, or by FAX at (202) 898-8505. Email requests may be sent to mfields@fdic.gov. In addition, shareholders may obtain free copies of the documents filed by the Bank with the FDIC by directing a written request to: Bank of the Carolinas, 135 Boxwood Village Drive, Mocksville, North Carolina 27028, Attention: Eric E. Rhodes, Chief Financial Officer. Shareholders are urged to read the proxy statement and the other relevant materials before making any voting or investment decision with respect to the share exchange.

The Bank and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Bank’s shareholders in connection with the annual meeting of shareholders. Shareholders may obtain additional information regarding the Bank’s executive officers and directors and their interests in the Bank from the proxy statement for the Bank’s 2006 annual meeting of shareholders and from the reports filed with the FDIC by the Bank’s executive officers and directors under Section 16 of the Securities Exchange Act of 1934.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed share exchange. Those statements include, but are not limited to: (1) statements about the benefits of the proposed share exchange, (2) statements regarding the Bank’s and BankCorp’s plans, objectives, expectations and intentions (including expectations as to when the share exchange will be completed), (3) other statements that are not historical facts; including statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects,” “views,” “would be,” and similar expressions. These statements are based upon the current beliefs and expectations of management of the Bank and they are subject to significant risks and uncertainties. Actual or future results or events could differ materially from the anticipated results, events or other expectations described or expressed in the forward-looking statements because of the following risks and other factors, among others: (1) that required governmental approvals of the share exchange will not be obtained on its proposed terms and schedule; (2) that the Bank’s shareholders will not approve the share exchange; (3) that the perceived benefits of the share exchange in the operation of the Bank will not be realized.

Additional factors that could cause the Bank’s and BankCorp’s results to differ materially from those described in the forward-looking statements can be found in reports (including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K) filed by the Bank with the FDIC and which may be obtained by writing the FDIC’s Accounting and Securities Disclosure Section at 550 17th Street, N.W., Room F-6043, Washington, DC 20429, by calling the FDIC at (202) 898-8908, or by FAX at (202) 898-8505. Email requests may be sent to mfields@fdic.gov. All subsequent written and oral forward-looking statements concerning the proposed share exchange or other matters attributable to the Bank or BankCorp or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The Bank and BankCorp do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Bank of the Carolinas

Balance Sheets

(In Thousands—Unaudited)

	March 31
	2006	2005
Assets
Cash and Due from Banks	$4,486	$2,576
Interest-Bearing Deposits in Banks	173	452
Federal Funds Sold	2,779	1,445
Securities Available for Sale	54,689	38,066

Loans	310,615	248,785
Less, Allowance for Loan Losses	(3,410)	(2,589)

Total Loans, Net	307,205	246,196
Properties and Equipment	11,266	9,946
Other Assets	13,144	11,368

Total Assets	$393,742	$310,049

Liabilities

Non-interest Bearing Demand Deposits	$33,322	$20,861
Interest Bearing Demand Deposits	61,105	57,310
Savings Deposits	12,071	12,114
Time Deposits	225,924	155,567

Total Deposits	332,422	245,852

Borrowings	24,000	29,900
Other Liabilities	2,069	1,122

Total Liabilities	358,491	276,874

Shareholders’ Equity
Common Stock, Par Value $5 Per Share:
Authorized 5,000,000 Shares; Issued 3,825,192 Shares in 2006 and 3,158,547 Shares in 2005	19,126	15,793
Additional Paid-In Capital	11,421	14,502
Retained Earnings	5,196	3,208
Accumulated Other Comprehensive Loss	(492)	(328)

Total Shareholders’ Equity	35,251	33,175

Total Liabilities and Shareholders’ Equity	$393,742	$310,049

Bank of the Carolinas

Statements of Income

(In Thousands Except Share Data)

	Three Months Ended March 31
	2006	2005
Interest Income
Interest and Fees on Loans	$5,805	$3,826
Interest on Securities	477	319
Fed Funds Sold	138	16
Deposits in Other Banks	1	4

Total Interest Income	6,421	4,165

Interest Expense
Deposits	2,676	1,326
Borrowed Funds	271	170

Total Interest Expense	2,947	1,496

Net Interest Income	3,474	2,669
Provision for Loan Losses	117	243

Net Interest Income After Provision for Loan Losses	3,357	2,426

Other Income
Customer Service Fees	221	147
Mortgage Loan Broker Fees	59	35
Increase in CSV of Life Insurance	49	52
Other Income	28	61

Total Other Income	357	295

Noninterest Expense
Salaries and Benefits	1,355	1,125
Occupancy and Equipment	337	295
Other Noninterest Expense	774	620

Total Noninterest Expense	2,466	2,040

Income Before Income Taxes	1,248	681
Income Taxes	444	231

Net Income	$804	$450

Earnings Per Share (1)
Basic	$0.21	$0.12
Diluted	$0.20	$0.11

Weighted Average Shares Outstanding (1)
Basic	3,825,192	3,790,189
Diluted	3,964,428	3,954,191

(1)	Share and per share data reflect a 6-for-5 stock split effected October 28, 2005.

Bank of the Carolinas

Performance Ratios

	Three Months Ended March 31
	2006	2005	Change*
Financial Ratios
Return On Average Assets	0.84%	0.61%	23	BP
Return On Average Shareholders’ Equity	9.26%	5.45%	381
Net Interest Margin	3.86%	3.90%	(4)

Asset Quality Ratios
Net-chargeoffs to Average Loans	0.03%	0.26%	(23	)BP
Nonperforming Loans To Total Loans	0.42%	0.66%	(24)
Nonperforming Assets To Total Assets	0.60%	0.71%	(11)
Allowance For Loan Losses To Total Loans	1.10%	1.04%	6

*	BP denotes basis points.